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    David Sarnoff Research Center, Inc. / CN5300 / Princeton, NJ 08543-5300
                      (609) 734-2300 / FAX (609) 734-2004

                          TECHNICAL SERVICES AGREEMENT

ACTV:  ACTV'tm', Inc.
        1270 Avenue of the Americas
        Rockefeller Center, Suite 2401
        New York, NY 10020

Attention: William C. Samuels

This  Agreement describes the terms and conditions for the work of David Sarnoff
Research Center (Sarnoff) in  providing  technical  services  to  ACTV'tm', Inc.
(ACTV) based on the following Statement of Work and Terms and Conditions.

Objective

Sarnoff shall supply technical  consultation to ACTV, to  confirm and help  ACTV
convince   cable  operators   and  set-top-box   manufacturers  that   the  ACTV
Individualized Television  service is  compatible  with their  current  consumer hardware.

Statement of Work:

1. Receive and analyze all documentation on ACTV System from ACTV. This documentation would include block diagrams, schematics, documented ROM code, service specifications, audio and video performance specifications, and other items as available.

2. Receive   and  analyze  documentation  for  cable-equipment  for  which  ACTV
   Individualized Television is to be qualified.

3. Participate in meetings that ACTV conducts with designated cable operators and equipment suppliers for the purpose of determining compatibility.

4. During the period of this work, spend up to two (2) full work-days in the NYC offices of ACTV, plus prearranged business meetings as required.

Period of Performance:

                    May 15, 1995, through November 15, 1995,
                     unless extended by written agreement.

Price and Payment:

Sarnoff's  estimated  price for the services  described herein  shall not exceed
$66,000 on a best efforts cost reimbursable basis for the Period of Performance without prior written approval of ACTV. This support will include a maximum of 50% of Mr. Frank Deo's time and any other Sarnoff employee as requested by ACTV during the Period of Performance. Mr. Deo's or any other of Sarnoff personnel supporting this program Travel and Subsistence expenses that may be incurred as required by ACTV shall be paid for and processed directly by ACTV within one week of submission. Charges will be invoiced monthly for the work performed during the month. Payment terms are Net 30 Days.

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                              Terms and Conditions

1. Sarnoff shall not be liable or deemed to be in default for any delay or failure in performance for any reason beyond Sarnoff's reasonable control.

2. Sarnoff does not warrant or represent that ACTV's use of samples, data and/or information furnished hereunder will be free from infringement of any patent, copyright or mask work registration of any third Party(s) or as an obligation to defend any actions brought by any third Party(s) alleging infringement of, or claims for damages with respect to, any patent, copyright or mask work registration.

3. Sarnoff assumes no liability except as expressly provided in these terms and conditions. In no event shall Sarnoff be liable, whether in contract, tort, or negligence, for special, indirect, incidental or consequential damages. In no event shall Sarnoff's total liability to ACTV hereunder exceed the sum paid to Sarnoff by ACTV under this Agreement.

4. Sarnoff and ACTV agree that they will not use the other's name, either expressed or implied, without the other's prior written consent.

5. This Agreement shall not create any association, partnership or joint venture between the parties hereto, it being understood and agreed that the Parties are independent contractors and neither shall have any authority to bind the other in any way. This Agreement shall be binding upon the Parties, their heirs and assigns and may not be assigned without the prior written consent of the other
Party.

6. This Agreement may be terminated by mutual agreement of the parties or by the default of a Party for failure to conform to any provision of this Agreement and failure to cure within thirty (30) days of notice of such default. ACTV may terminate this Agreement at any time upon written notice to Sarnoff. Sarnoff will use its best efforts to terminate the tasks being performed within thirty
(30) days from receipt of notice and will be paid at Sarnoff's standard commercial rates. ACTV will also pay to Sarnoff the lesser of the cost to Sarnoff of all parts, supplies and equipment specific to the performance of the particular tasks ordered prior to ACTV's default or notice of termination, or the cost to Sarnoff for the cancellation of such orders. Sarnoff will use its best efforts to minimize the cost to ACTV.

7. This Agreement constitute the entire contract between the Parties with respect to the Project and supersedes all previous negotiations, comments and writing by the Parties and shall be changed only by a writing signed by the Parties.

8. Airline tickets and travel advance funds will be supplied to the Sarnoff employees directly by ACTV. Expense reports will be submitted to ACTV.

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
DAVID SARNOFF RESEARCH CENTER, INC.                     ACTV'tm', Inc.

By:        VINCENT J. BOCCANFUSO, JR.                   By:            WILLIAM C. SAMUELS
     .................................................       .................................................
Date     5/18/95                                        Date     5/18/95
     Vincent J. Boccanfuso, Jr.                         Name   William C. Samuels
     Director, Contracts                                Title: President

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